SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 16, 2009

A21, INC.

(Exact name of registrant as specified in its charter)

Florida	000-51285	74-2896910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7660 Centurion Parkway Jacksonville, Florida		32256
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number including area code:                  (904)-565-0066

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 ..425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

JACK_

Item 1.01	Entry into a Material Definitive Agreement.

The auction of certain assets and a subsidiary described in Item 1.03 are incorporated herein.

Item 1.03	Bankruptcy or Receivership.

On January 16, 2009, an auction was conducted at the United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division, for the U.S. assets of SuperStock, Inc., the shares of SuperStock, Ltd., a UK company, and the assets of ArtSelect, Inc.

RGB Venture Partners, a joint venture comprised of Rubberball Productions LLC, Glow Images LLC, and Blend Images LLC, was the winning bidder for the U.S. assets of SuperStock, Inc.  RGB Venture Partners will pay $2,825,000 for the U.S. assets of SuperStock, Inc.

Ingram Image Limited, a company incorporated in England and Wales, was the winning bidder for the shares of SuperStock, Ltd.  Ingram Image Limited will pay $50,000 for the shares of SuperStock, Ltd.

Art.com, Inc., a Delaware corporation, was the winning bidder for the assets of ArtSelect, Inc.  Art.com, Inc. will pay $1,625,000 for the assets of ArtSelect, Inc.

The Combined Plan of Liquidation of a21, Inc., SuperStock, Inc. and ArtSelect, Inc. was also confirmed by the Court on January 16, 2009.

No distributions will be available for shareholders.  Unsecured creditors will receive $125,000.  The remaining proceeds will be shared by the various secured creditors as described in the Combined Plan of Liquidation.

Item 9.01	Financial Statements and Exhibits.

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Not Applicable.

(d)           Exhibits:

99.1	Press Release dated January 16, 2009 of a21, Inc.

99.2	Combined Plan of Liquidation of a21, Inc., SuperStock, Inc. and ArtSelect, Inc.

JAC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

a21, INC. By:	/s/ R. LADUANE CLIFTON
R. LaDuane Clifton Chief Financial Officer

Date:  January 16, 2009

JACK

EXHIBIT INDEX

Exhibit No.                                Description

99.1                      Press release dated January 16, 2009

99.2                      Combined Plan of Liquidation of a21, Inc., SuperStock, Inc. and ArtSelect, Inc.